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                                                                   EXHIBIT 10.18

                              AMPHENOL CORPORATION

                     SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN


                                                      Effective January 25, 1996

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                              AMPHENOL CORPORATION

                      SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

                                    PREAMBLE

     Amphenol Corporation ("Amphenol") has formally adopted a Supplemental Employee Retirement Plan, effective January 25, 1996, for a select group of senior management personnel of Amphenol and its Affiliated Companies to insure that the overall effectiveness of the executive compensation and retirement programs of Amphenol and its Affiliated Companies will attract, retain and motivate qualified senior management personnel.

                             Section I. Definitions.

     When used herein the following words shall have the meanings below unless the context clearly indicates otherwise. To the extent additional definitions of words or terms (not defined below) are necessary or helpful, the definitions of such words or terms in the Basic Retirement Plans shall apply unless the context clearly indicates otherwise.

          1.1 "Affiliated Company" means any trade or business entity, or predecessor company of such entity, if any, which is a member of a controlled group of corporations as defined under the Internal Revenue Code Section 414, of which Amphenol is also a member.

          1.2 "Basic Retirement Plan" means any defined benefit pension plan intended to be qualified under Section 401 of the Code, sponsored by Amphenol Corporation or any Affiliated Company, as amended from time to time.

          1.3 "Basic Retirement Plan Benefit" means the annual benefit to which a Participant is entitled from the Basic Retirement Plan.

          1.4 "Company" means Amphenol Corporation and its subsidiaries and any successors thereto.


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          1.5 "Compensation" means the Participant's Compensation as defined in the Basic Retirement Plan.

          1.6 "Code" means the Internal Revenue Code of 1986, as amended.

          1.7 "Participant" means any employee of the Company who meets the eligibility requirements of Section II and who is designated and approved as set forth in Section II.

          1.8 "Pension Committee" means the Pension Committee as designated by the Board of Directors, from time to time, or if none, the Board of Directors of the Company.

          1.9 "Plan" means the Amphenol Corporation Supplemental Employee Retirement Plan.

          1.10 "Retirement Date" means a Participant's Normal Retirement Date, Early Retirement Date or Late Retirement Date as the context may indicate and as defined in Section III of the Plan.

          1.11 "Supplemental Retirement Plan Benefit" means the annual benefit payable in accordance with the Plan.

          1.12 "Surviving Spouse" means the spouse of the Participant who is legally married to the Participant, and is not legally separated or divorced from the Participant, and with respect to an active Participant, has been so married for a period of not less than 12 months as of the Annuity Starting Date or death of the Participant.

          1.13 "Years of Service" means the Participant's Years of Accrual Service as defined in and accrued under the Basic Retirement Plan.


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                     Section II. Eligibility to Participate.

          2.1. Eligibility. Each senior management employee of the Company shall be eligible to become a Participant in the Plan but shall only become a Participant upon such employee being designated as a Participant by the Pension Committee in writing and provided further that at the time of such designation and approval the employee is a Participant in a Basic Retirement Plan.

          2.2. Cessation of Eligibility. Once an employee becomes a Participant, he or she shall remain a Participant until his or her termination of employment with the Company and thereafter until all benefits to which the Participant or the Participant's Surviving Spouse is entitled under the Plan have been paid; provided, however, that if a Participant ceases to be a Participant in a Basic Retirement Plan prior to the first to occur of his or her Retirement Date and the date of his or her termination of employment with the Company, he or she shall cease to be a Participant hereunder on the date he or she ceases to be a Participant in a Basic Retirement Plan.

              Section III. Eligibility for and Amount of Benefits.

          3.1 Eligibility. Each Participant eligible to retire from the Company shall be eligible to receive a benefit from the Plan beginning on the date benefits commence under a Basic Retirement Plan.

          3.2 Retirement Benefits. The Supplemental Retirement Plan Benefit payable to a Participant as of the Retirement Date shall be an annual benefit, payable in the Normal Form provided under the Basic Retirement Plan, equal to
(a) less (b) determined as follows:

               (a) is the annual benefit which is derived from Employer and Employee contributions, if any, payable to the Participant or Participant's Surviving Spouse or other applicable beneficiary, if any, under the Basic Retirement Plan as of the Participant's applicable Retirement Date, such benefit to be calculated as if the compensation limitation imposed to determine benefits by Section 401(a)(17) of the


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Code was $500,000 and without regard to any limitations under Code Section 415;
and

               (b) is the annual benefit which is derived from Employer and Employee contributions, if any, and which is payable to the Participant or the Participant's Surviving Spouse or other applicable beneficiary, if any, under the Basic Retirement Plan as of the Participant's applicable Retirement Date, such benefit to be calculated with the actual maximum limitation on compensation for benefit purposes as imposed by Section 401(a)(17) of the Code.

          A Participant or a Participant's Surviving Spouse or other beneficiary's Supplemental Retirement Plan Benefits under this Plan shall consist of such Supplemental Retirement Plan Benefits payable as a result of an excess existing when the Participant's retirement benefit under the Basic Retirement Plan is determined as if the compensation limit imposed under Code
Section 401 (a)(17) was $500,000 and the limitations under Code Section 415 were not applicable. No benefit shall be payable under this Plan to a Participant or Surviving Spouse, or other beneficiary unless a benefit is payable to such Participant, Surviving Spouse or beneficiary under the Basic Retirement Plan. The calculation of the Supplemental Retirement Plan Benefit shall be done by Amphenol in consultation with the consulting actuary for the Company's Basic Retirement Plans. The benefits so determined and the interpretation of Amphenol based upon such actuarial input shall be final and binding on the Company, the Participant and the Participant's Surviving Spouse or other applicable beneficiary, if any.

          To the extent a Participant is required by the Basic Retirement Plan to make contributions to the Basic Retirement Plan and such contributions are reduced or eliminated as a result of the compensation limitations of Code
Section 401 (a)(17), the Participant's Supplemental Retirement Plan Benefits so determined shall be reduced, as determined by the Basic Retirement Plan's consulting actuary, by the Actuarial Equivalent amount of benefits that would have been purchased by contributions which would have been required if the compensation limit under Code Section 401 (a)(17) had been $500,000.


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          3.3 Death Prior to Termination of Employment. If a Participant dies prior to his Annuity Starting Date under the Basic Retirement Plan, his Surviving Spouse, if any, shall be entitled to a Supplemental Retirement Plan Benefit equal to the Qualified Pre-Retirement Survivor Annuity or other pre-retirement death benefit payable to a Surviving Spouse under the Basic Retirement Plans based upon the Participant's Years of Service and Compensation as of date of death calculated in accordance with Section 3.2 above. Such Supplemental Retirement Plan Benefit shall be payable as of the date the Qualified Pre-Retirement Survivor Annuity or other pre-retirement death benefit is payable under the Basic Retirement Plan.

          3.4 Termination of Employment. If a Participant's employment with the Company is terminated prior to attaining Early Retirement Age, the Participant and his Surviving Spouse or beneficiary shall have a right to receive deferred Supplemental Plan Benefits, subject to Section 6.1 hereof.

                 Section IV. Form and Commencement of Benefits.

          4.1 Form of Benefits. Supplemental Retirement Plan Benefits payable to a Participant, Surviving Spouse or beneficiary pursuant to Section III will be payable in the same form as may be applicable to the Basic Retirement Plan Benefit or the Surviving Spouse's or other beneficiary's benefit, if any, under the Basic Retirement Plan. If a Basic Retirement Plan Benefit is payable to a Participant in a form other than the Normal Form of Benefit under the Basic Retirement Plan, then his or her Supplemental Retirement Plan Benefit shall be subject to adjustment by the same factors as are applied under the Basic Retirement Plan with respect to the Basic Retirement Plan Benefit of the Participant.

          4.2 Commencement of Benefits. A Supplemental Retirement Plan Benefit payable under this Plan to a Participant, Participant's Surviving Spouse or beneficiary pursuant to Section III will commence on the first day of the month coincident with the date on which the Participant's benefits under the Basic Retirement Plan commence. A Supplemental Retirement Plan Benefit payable to a Surviving Spouse or other beneficiary, if any, pursuant to Section III will commence


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on the first day of the month coincident with or next following the
Participant's death or the date Qualified Pre-Retirement Survivor Annuity or other pre-retirement death benefits under the Basic Retirement Plan commence, if later. Payment of a Supplemental Plan Benefit to a Participant will terminate at the same time as payments under the Basic Retirement Plan terminate, unless previously terminated pursuant to any other provision hereof. Payment of a Supplemental Retirement Plan Benefit to a Surviving Spouse will terminate with the payment made on the first day of the month in which the Surviving Spouse dies.

                    In the event of any early commencement of benefits prior to Normal Retirement Date, such benefits shall be subject to the same actuarial adjustment for early commencement, if any, as are made for benefits under the Basic Retirement Plan.

             4.3 Acceleration/Commutation of Benefits. Amphenol may, in its sole discretion, at any time, or from time to time, accelerate payment of Supplemental Retirement Plan Benefits and pay the Actuarial Equivalent thereof to any Participant in a single lump sum settlement in cash.

                               Section V. Amendment and Termination.

             5.1 Amendment or Termination. Amphenol intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of Amphenol, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution by the Board of Directors of Amphenol which shall be effective on the date of such resolution. No amendment or termination of the Plan shall directly or indirectly deprive any Participant, Surviving Spouse or beneficiary of all or any portion of any Supplemental Retirement Plan Benefit which has commenced prior to the effective date of the resolution amending or terminating the Plan nor any benefit accrued prior to the effective date of a resolution amending or terminating the Plan.

          5.2 Termination Benefits. In the event of termination of the Plan or a Participant's participation in the Plan, each actively employed or disabled Participant


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on the termination date shall become vested in his accrued Supplemental
Retirement Plan Benefit as of the termination date. Such accrued Supplemental Retirement Plan Benefit shall be calculated as set forth in paragraph 3.2 above based upon the Participant's Years of Accrual Service, Compensation and Basic Retirement Plan Benefit, as of the termination date. For purposes of determining a Participant's accrued Supplemental Retirement Plan Benefit pursuant to this paragraph, the Participant's Basic Retirement Plan Benefit shall be his or her then accrued benefits from the Basic Retirement Plan payable at Normal Retirement Age. Payment of a Participant's accrued Supplemental Retirement Plan Benefit shall not be dependent upon the continuation of employment with the Company following the Plan termination date. Accrued Supplement Retirement Plan Benefits shall become payable at the date for commencement of payment of a Supplemental Retirement Plan Benefit pursuant to the terms of paragraph 4.2 above.

          5.3 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of Amphenol or by the merger or the consolidation of Amphenol into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of paragraph 5.1 and 5.2.

                           Section VI. Miscellaneous.

          6.1 Forfeiture of Benefit. Notwithstanding any other provision of the Plan, future payment of a Supplemental Retirement Plan Benefit hereunder to a Participant, Surviving Spouse or beneficiary will, at the discretion of the Retirement Committee, be discontinued and forfeited hereunder to the Participant, Surviving Spouse or beneficiary, at any time if any of the following circumstances occur:

               (a) the Participant engages in activities deemed competitive with and/or materially detrimental to the Company following his termination of employment with the Company;


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               (b) the Participant performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, and such acts are discovered by the Company at any time prior to the death of the Participant.

               The Pension Committee shall have the sole and unlimited discretion with respect to the application and the provisions of this Section and the exercise of discretion shall be conclusive and binding upon the Participant, Surviving Spouse and beneficiary and all other persons.

          6.2 No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the employ or service of the Company nor limit the rights of the Company to discharge or otherwise deal with Participants without regard to the existence of the Plan.

          6.3 Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. Nothing in this Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust fund of any kind. Any funds which may be set aside to provide for benefits hereunder shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall have any interest in such funds. No Participant, Surviving Spouse, beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right or prospective right to receive a benefit under the Plan, and any such Participant, Surviving Spouse, beneficiary or other person shall only have the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in this Plan shall constitute a guarantee by the Company or any officer or other member or other entity or member of the control group or other persons associated with the Company that the assets of the Company will be sufficient to pay any benefit hereunder.

          6.4 Spendthrift. No benefit payable under the Plan shall be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance,


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or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be null and void; and the Company shall not be liable in any manner for or subject to the debt, contracts, liabilities, engagement or torts of any person entitled to any benefit under the Plan.

          6.5 Administration. The Pension Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. All provisions set forth in the Basic Retirement Plans with respect with the administrative powers and duties of the Pension Committee, expenses of administration and the procedure for filing claims and review of claims shall be also applicable with respect to this Plan. The Pension Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, personnel files, records, benefit calculations and other information furnished by any actuary, accountant, Controller, legal counsel or the person employed by or engaged by the Company with respect to the Plan.

          6.6 Disclosure. Each Participant shall receive a copy of the Plan and the Pension Committee will make available for inspection by any Participant, Surviving Spouse or beneficiary, a copy of any rules and regulations adopted by the Pension Committee or administrator of the Plan as well as make available any annual reports filed by the Plan.

          6.7 State Law. The Plan is established under and will be constructed according to the laws of the State of Connecticut, to the extent that such laws are not preempted by the Employer Retirement Income Security Act of 1974, as amended, and valid regulation published thereunder. Each Participant hereof consents and submits to the jurisdiction of the state or federal court situated in the State of Connecticut in any action or proceeding arising out of or relating to this Plan, and agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in such courts.


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          6.8 Incapacity. In the event a Participant, Surviving Spouse or beneficiary is declared incompetent and a conservator of the person legally charged with the care of his or her person or his or her estate is appointed, any benefits under this Plan to which the Participant, Surviving Spouse or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Except as provided above in this paragraph when the Pension Committee in its sole discretion determines that a Participant, Surviving Spouse or beneficiary is unable to manage his or her financial affairs, the Retirement Committee may direct the Company to make such distributions to any person for the benefit of such Participant, Surviving Spouse or beneficiary.

          6.9 Unclaimed Benefit. Each Participant shall keep the Company or the Pension Committee informed of his or her current address and the current address of his or her spouse or beneficiary. The Pension Committee shall not be obliged to search for the whereabouts of any person. If the location of a Participant, Surviving Spouse, or other beneficiary is not made known to the Pension Committee within three (3) years after the date which any payment of the Supplemental Retirement Plan Benefit is due to be made, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, Surviving Spouse, beneficiary or any other person and such benefit shall be irrevocably forfeited.

          6.10 Limitation or Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an Employee, agent, fiduciary or any other capacity of the Company or as a member of the Pension Committee or Board of Directors shall be liable to any Participant, former Participant, Surviving Spouse, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan or any other forfeiture or nonpayment of any benefits under the Plan.

          6.11 No Guarantee of Benefits. Nothing contained In the Plan shall constitute a guarantee by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.


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             6.12 Administration. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof except for those duties and authority which are reserved to the Pension Committee.

             In Witness Whereof the above Supplement Employee Retirement Plan is by authority of The Board of Directors of Amphenol Corporation, adopted on the 25th day of January, 1996.